Exhibit 99.1

Contact: Tracy McLauchlin, CFO Integrated Electrical Services, Inc. 713-860-1500

FOR IMMEDIATE RELEASE

INTEGRATED ELECTRICAL SERVICES REPORTS

FISCAL 2015 FOURTH QUARTER AND YEAR-END RESULTS

HOUSTON — December 11, 2015 — Integrated Electrical Services, Inc. (or “IES”) (NASDAQ: IESC) today announced financial results for the quarter and year ended September 30, 2015.

FOURTH QUARTER AND FISCAL YEAR 2015 FINANCIAL HIGHLIGHTS

•	Net income from continuing operations for the fourth quarter of fiscal 2015 of $7.6 million, or $0.36 per share, compared to $2.0 million, or $0.09 per share, for the fourth quarter of fiscal 2014

•	Net income from continuing operations for fiscal 2015 of $16.9 million, or $0.79 per share, compared to $5.5 million, or $0.30 per share, for fiscal 2014

•	Revenue of $159.7 million for the fourth quarter of fiscal 2015, an increase of 17.5% compared with the fourth quarter of fiscal 2014, and revenue of $573.9 million for fiscal 2015, an increase of 12.0% compared with fiscal 2014

•	Completion of three bolt-on acquisitions in fiscal 2015 and the first quarter of fiscal 2016

•	Repurchase of 482,156 shares (approximately 2% of shares outstanding) for $3.5 million during fiscal year 2015

•	On December 9, 2015, the Board of Directors authorized a 500,000 share increase in the existing share repurchase program

•	Backlog of approximately $270 million as of September 30, 2015, as compared to approximately $241 million as of June 30, 2015, and approximately $286 million as of September 30, 2014

MANAGEMENT COMMENTARY

Robert Lewey, President, stated, “We are pleased to report significantly improved results for this fiscal year, highlighted by strong revenue growth and improved operating margins, which increased from 1.5% for fiscal year 2014 to 3.2% for fiscal year 2015, on track with our expectations. More importantly, we believe these results reflect sustainable and fundamental improvements in our operations. Our business segment leadership has demonstrated an ability to grow revenue organically, while still maintaining bidding discipline and an intense focus on project execution. The bottom line impact of this disciplined growth and execution resulted in IES generating the highest level of net income in more than a decade. This operating execution, coupled with our acquisition strategy, leaves us in a position to continue our earnings growth.”

“During this fiscal year, we executed on our capital allocation strategy by completing the acquisition of Southern Rewinding in our Infrastructure Solutions segment and opportunistically repurchasing our stock,” said Tracy McLauchlin, IES’s Chief Financial Officer. “Additionally, during the first quarter of fiscal year 2016, our Infrastructure Solutions segment completed the acquisition of Calumet Armature & Electric and our Commercial & Industrial segment completed the acquisition of Shanahan Mechanical & Electrical. Collectively, these three bolt-on acquisitions are expected to be immediately accretive to earnings and are forecasted to add more than $30 million in revenue in fiscal year 2016. Our strong core business performance and balanced approach to capital allocation, as highlighted by these acquisitions and the Board of Directors increasing the size of the existing share repurchase program by 500,000 shares, are expected to improve our returns on capital and help us to utilize the approximately $439 million of net operating loss carryforwards available to us for U.S. federal income tax purposes as of September 30, 2015.”

STOCK BUYBACK PLAN

In February 2015, IES’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.0 million shares of the Company’s common stock from time to time. The Company had 517,844 shares remaining under its stock repurchase authorization at September 30, 2015. On December 9, 2015, the Board of Directors authorized a 500,000 share increase under this program.

NET OPERATING LOSS CARRYFORWARDS (NOLs)

The Company estimates that it has available NOLs for U.S. federal income tax purposes of approximately $439 million at September 30, 2015, including approximately $142 million resulting from the additional amortization of personal goodwill. The Company’s common stock is subject to a Rights Plan dated January 28, 2013 intended to assist in limiting the number of 5% or more owners, and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee, however, that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

NON-GAAP FINANCIAL MEASURES AND OTHER ADJUSTMENTS

This press release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by reflecting additional ways to view aspects of the Company’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying trends in our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2015, to be filed with the Securities and Exchange Commission by December 11, 2015, and any amendments thereto.

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of infrastructure services and industrial products to a variety of end markets. Our over 3,100 employees serve clients in the United States and abroad. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects., as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2015. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2015	2014	2015	2014
Revenues	$159.7	$135.9	$573.9	$512.4
Cost of services	129.3	113.5	474.0	429.3

Gross profit	30.4	22.3	99.9	83.1
Selling, general and administrative expenses	22.8	19.7	81.4	75.5

Income from operations	7.6	2.6	18.5	7.6
Interest expense, net	0.3	0.3	1.1	1.6
Other expense (income), net	—	—	(0.2)	(0.2)
Provision for income taxes	(0.2)	0.3	0.7	0.7

Net income from continuing operations	7.6	2.0	16.9	5.5
Net income (loss) from discontinued operations	(0.1)	0.1	(0.3)	(0.2)

Net income	$7.5	$2.1	$16.5	$5.3

Income (loss) per share:
Continuing operations	$0.36	$0.09	$0.79	$0.30
Discontinued operations	$(0.01)	$0.01	$(0.02)	$(0.01)

Basic	$0.35	$0.10	$0.77	$0.29

Diluted income (loss) per share:
Continuing operations	$0.36	$0.09	$0.79	$0.30
Discontinued operations	$(0.01)	$0.01	$(0.02)	$(0.01)

Diluted	$0.35	$0.10	$0.77	$0.29

Shares used in the computation of income (loss) per share:
Basic (in thousands)	21,298	21,710	21,481	18,418
Diluted (in thousands)	21,343	21,766	21,526	18,473

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF EBITDA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2015	2014	2015	2014
Net income from continuing operations	$7.6	$2.0	$16.9	$5.5
Provision for income taxes	(0.2)	0.3	0.7	0.7
Interest expense, net	0.3	0.3	1.1	1.6
Depreciation and amortization	0.7	0.6	2.5	2.5

EBITDA	$8.3	$3.2	$21.2	$10.4

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET AND CASH FLOW INFORMATION

(DOLLARS IN MILLIONS)

(UNAUDITED)

	September 30, 2015	September 30, 2014
Selected Balance Sheet Data:
Cash and cash equivalents	$49.4	$47.3
Net working capital (excludes cash and cash equivalents)	$31.6	$24.7
Goodwill and intangible assets	$22.0	$18.5
Total assets	$226.7	$201.1
Total debt	$10.2	$10.2
Total stockholders’ equity	$101.4	$88.0

Liquidity:
Cash and cash equivalents plus borrowing availability	$72.2	$64.7

	Year Ended September 30,
	2015	2014
Cash provided in operating activities	$11.5	$12.6
Cash (used) in investing activities	$(5.9)	$(2.0)
Cash (used) provided in financing activities	$(3.6)	$16.0

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

SUMMARY OF OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2015	2014	2015	2014
Revenue
Communications	$46.6	$31.6	$141.9	$116.1
Residential	54.6	49.7	206.3	182.5
Commercial & Industrial	46.2	43.8	178.9	166.2
Infrastructure Solutions	12.4	10.8	46.8	47.6

Total Revenue	$159.7	$135.9	$573.9	$512.4

Operating Income
Communications	$4.3	$2.7	$10.1	$7.7
Residential	3.5	1.8	10.0	5.9
Commercial & Industrial	2.3	1.1	6.5	3.7
Infrastructure Solutions	0.2	—	1.1	0.7
Corporate	(2.7)	(3.0)	(9.3)	(10.3)

Total Operating Income	$7.6	$2.6	$18.5	$7.6